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                                                                   EXHIBIT 10.11

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("First Amendment") is entered into by and between Cardtronics, LP., a Delaware limited partnership (the "Company"), and Jack M. Antonini (the "Employee") as of February 4, 2004.

         WHEREAS, the Company and the Employee have heretofore entered into that certain Employment Agreement dated as of January 20, 2003 (the "Employment Agreement"); and

         WHEREAS, the Company and the Employee desire to amend the Employment Agreement in certain respects;

         NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and the Employee hereby agree, effective as of the date first set forth above, that the Employment Agreement shall be amended as hereafter provided:

         1. The second sentence of Section 2.2 of the Employment Agreement shall be deleted in its entirety.

         2. Exhibit B to the Employment Agreement and the second and third sentences of Section 4.3(c) of the Employment Agreement shall be deleted in their entirety.

         3. The definition of the term "Change of Control" in Exhibit A to the Employment Agreement shall be deleted and the following shall be substituted therefor:

                  ""CHANGE OF CONTROL" means:

                  (a) prior to the date of an IPO, any transaction or event pursuant to which the Summit Investors (as such term is defined in that certain Investors Agreement dated as of June 4, 2001, among the Parent Company and certain of its stockholders, as the same has been or may be amended or restated from time to time) cease to collectively own 50% or more of the number of shares of the Parent Company's common stock that they own on the date of the First Amendment to this Agreement; and

                  (b) from and after the date of an IPO, (A) a merger of the Parent Company with another entity, a consolidation involving the Parent Company, or the sale of all or substantially all of the assets of the Parent Company to another entity if, in any such case, (i) the holders of equity securities of the Parent Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 60% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Parent Company immediately prior to such transaction or event or (ii) the persons

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         who were members of the Board of Directors of the Parent Company (the
         "Parent Board") immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (B) the dissolution or liquidation of the Parent Company, (C) when any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (other than the Summit Investors) acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of, (i) if the Parent Company has not engaged in a merger or consolidation, the Parent Company, or (ii) if the Parent Company has engaged in a merger or consolidation, the resulting entity, or (D) as a result of or in connection with a contested election of directors, the persons who were members of the Parent Board immediately before such election shall cease to constitute a majority of the Parent Board. For purposes of this subparagraph (b),
         (1) "resulting entity" in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of the Parent Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change of Control, the term "Parent Company" shall refer to the resulting entity and the term "Parent Board" shall refer to the board of directors (or comparable governing body) of the resulting entity.

         Notwithstanding the foregoing, in no event shall an IPO constitute a Change of Control."

         4. The following definitions shall be added to Exhibit A of the Employment Agreement:

                  ""GENERAL PARTNER" means Cardtronics GP, Inc.

                  "IPO" means the initial sale of any class of common stock of the Parent Company pursuant to an effective registration statement under the Securities Act of 1933, as amended (other than a registration statement on Form S-8, Form S-4 or any successor forms).

                  "PARENT COMPANY" means Cardtronics, Inc."

         5. This First Amendment (a) shall supersede any prior agreement between the Company and the Employee relating to the subject matter of this First Amendment and (b) shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and all persons lawfully claiming under the Employee.

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         6.       Except as expressly modified by this First Amendment, the
terms of the Employment Agreement shall remain in full force and effect and are hereby confirmed and ratified.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date first set forth above.

"EMPLOYEE"                                 "COMPANY"

                                           CARDTRONICS, LP

/s/ JACK M. ANTONINI                       BY: /s/ FRED LUMMIS
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JACK M. ANTONINI                                FRED LUMMIS, CHAIRMAN

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